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                                                                   Exhibit 10.25

                  FIRSTMERIT CORPORATION TERMINATION AGREEMENT
                  --------------------------------------------
           (As Amended and Restated Effective as of September 1, 1998)

    Agreement made this 1st day of ____, 1999, by and between FirstMerit Corporation, an Ohio corporation, (the "Company") and ____________ ("Employee").

                                R E C I T A L S:

         A. The Employee is a key officer of the Company or one of its subsidiaries.

         B. The Board of Directors of the Company has determined that the interests of FirstMerit Corporation stockholders will be best served by assuring that its key corporate officers will adhere to the policy of the Board of Directors with respect to any event by which another entity would acquire effective control of the Company, including but not limited to a tender offer.

         C. The Board of Directors has also determined that it is in the best interest of the shareholders to promote stability among key officers and employees.

         D. The Company and the Employee previously entered into a FirstMerit Corporation Termination Agreement, dated ______________ (the "Prior Agreement").

         E. The Company and the Employee desire to amend and restate the Prior Agreement as hereinafter provided.

         IN CONSIDERATION OF THE FOREGOING, the mutual covenants hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Employee agree as follows:

         1. DUTIES OF EMPLOYEE. Employee shall support the position of the Board of Directors and shall take any action reasonably requested by the Board of Directors with respect to any event by which another entity would acquire effective control of the Company, including but not limited to a tender offer.

         2. CHANGE IN CONTROL. The term "Change in Control" shall mean a change in control of a nature that would be required to be reported by persons or entities subject to the reporting require ments of Section 14(a) of the Securities Exchange Act of 1934 in response to item 5(f) of Schedule 14A of Regulation 14(A) as in effect on the date hereof, or successor provisions thereto, provided that, without limitation, such a change in control shall be deemed to have occurred if (1) any unaffiliated "person," "entity," or "group" (as defined in Rule 13(d)-3 issued under the Securities Exchange Act of 1934) directly or indirectly becomes the owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities or (2) at any time during any period of two consecutive calendar years individuals, who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least the majority of such Board unless the election, or the nomination for election, by


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the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors of the Company at the beginning of such two-year period.

         3. COMPANY'S RIGHT TO TERMINATE. The Company may terminate the Employee's employment at any time during the term of this Agreement, subject to providing the benefits hereinafter specified.

         4. TERMINATION FOLLOWING CHANGE IN CONTROL. In the event of termination of employment subsequent to a Change in Control and prior to the expiration of the term of this Agreement, the Employee shall be entitled to the benefits provided in paragraph 6 unless such termination is (i) because of the Employee's death, Retirement or Disability, (ii) by the Company for Cause or (iii) by the Employee other than for Good Reason.

         (1) DISABILITY OR RETIREMENT. Termination of employment by the Company based on "Dis ability" shall mean termination because of Total and Permanent Disability as defined in the Long- Term Disability Plan of the Company in effect from time to time, in which the Employee is participating. Termination of employment based on "Retirement" shall mean termination of employment by the Employee in accordance with the retirement policy (including early retirement policy) which is in effect from time to time and is generally applicable to the Company's salaried employees.

         (2) CAUSE. The term "Cause" shall mean termination upon one or more of the following acts of the Employee:

         (A)  Felonious criminal activity whether or not affecting the Company;

         (B) Disclosure to unauthorized persons of Company information which is believed by the Board of Directors of the Company to be confidential;

         (C) Breach of any contract with, or violation of any legal obligation to, the Company or dishonesty; or

         (D) Gross negligence or insubordination in the performance of duties of the position held by the Employee.

         (3) GOOD REASON. The term "Good Reason" shall mean voluntary termination of employment by the Employee based on any of the following:

         (A) Involuntary reduction in the Employee's base salary, as in effect immediately prior to a Change in Control unless such reduction occurs simultaneously with a Company-wide reduction in officers' salaries;

         (B) Involuntary discontinuance or reduction in the Employee's incentive compensation award opportunities under plans applicable to the Employee and in existence at the time of a Change in Control, unless a Company-wide reduction of all officers'


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              incentive award opportunities occurs simultaneously with such discontinuance or reduction;

         (C) Involuntary relocation to another office located more than 50 miles from the Employee's office location at the time the Change in Control occurs;

         (D) Significant reduction in the Employee's responsibilities and status within the Company's organization or change in the Employee's title or office without prior written consent of the Employee;

         (E) Involuntary discontinuance of the Employee's participation in any employee benefit plans maintained by the Company unless such plans are discontinued by reason of law or loss of tax deductibility to the Company with respect to contributions to such plans, or are discontinued as a matter of the Company's policy applied equally to all partici pants in such plans;

         (F) Involuntary reduction of the Employee's paid vacation to less than twenty (20) working days per calendar year;

         (G) Failure to obtain an assumption of the Company's obligations under this Agreement by any successor to the Company, regardless of whether such entity becomes a successor to the Company as a result of a merger, consolidation, sale of the assets of the Company, or other form of reorganization; or

         (H) Termination of employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 5 herein.

         5. NOTICE OF TERMINATION. Any purported termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provisions so indicated and shall specify a "Date of Termination."

         6.   COMPENSATION AND BENEFITS UPON TERMINATION.

        (1) If, after a Change in Control has occurred and prior to the expiration of the term of this Agreement, the Employee's employment by the Company shall be terminated: (A) by the Company other than for Cause, Disability, Retirement, or death or (B) by the Employee for Good Reason, then the Employee shall be entitled to the compensation and benefits provided in subparagraph (3) below.

         (2) The compensation described in subparagraphs 3(A), 3(B) and 3(C) shall be paid by the Company to the Employee in a lump sum on or before the fifth (5th) day following the Date of Termination.



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       (3) The compensation and benefits payable to an Employee pursuant to this paragraph 6 shall be as follows:

       (A) BASE SALARY TO DATE OF TERMINATION. The Company shall pay to the Employee his/her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or immediately preceding a Change in Control, whichever is higher.

       (B) BASE SALARY. The Company shall pay to the Employee an amount equal to (i) the Employee's annual base salary (at the rate in effect at the time Notice of Termination is given or immediately preceding a Change in Control, whichever is higher) multiplied by (ii) the lesser of the number two (2) or a fraction the numerator of which is the number of months from and including the month in which the Date of Termination occurs to and including the month in which the Employee would attain the age of sixty-five (65) and the denominator of which is twelve (12).

       (C) INCENTIVE COMPENSATION. The Company shall pay to the Employee an incentive award in an amount equal to (i) the average of the incentive compensation paid to the Employee in the two (2) years immediately preceding the Date of Termination multiplied by (ii) the lesser of the number two (2) or a fraction the numerator of which is the number of months from and including the month in which the Date of Termination occurs to and including the month in which the Employee would attain age sixty-five (65) and the denominator of which is twelve (12). If the Employee was not employed by the Company during each of the two years immediately preceding the Date of Termination, the Employee's target award under the Company's Annual Incentive Compensation Plan for the year in which the Date of Termination occurs shall be substituted for the amount that would otherwise be applicable under subparagraph (i) above.

         (D) STOCK PLANS. The Employee shall be entitled to immediate vesting of all stock options and other stock, phantom stock, stock appreciation rights or similar arrangements in which he participates. Notwithstanding any plan provisions to the effect that rights under any such plan terminate upon termination of employment, the Employee shall be given ninety (90) days after the Date of Termination to realize or exercise all rights or options provided under such plans.

         (E) MEDICAL AND LIFE INSURANCE. The Company shall maintain in full force and effect for the Employee's continued benefit until the earlier of the second (2nd) anniversary of the Date of Termination or the calendar month in which the Employee attains the age of sixty-five (65), all medical, life and accidental death and dismemberment insurance (including conversion rights), with coverage and limits identical to those in effect with respect to the Employee immediately prior to the Change in Control. If the Employee is a participant in the Company's Executive Committee Life Insurance Program, the Company shall pay the premium for the Employee on such insurance for a period ending on the earlier of the second (2nd) anniversary of the Date of Termination or the last day of the calendar month in which the Employee attains the age of sixty-five
(65), plus an additional amount to the Employee equal to the Employee's projected federal, state, county and municipal income taxes on the premiums so paid, which projected taxes shall be calculated at the highest marginal tax rates. For the sole purpose of determining the Employee's eligibility to participate in the Company's medical, life, and accidental death and dismemberment insurance plans, the


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Employee shall be considered to be on a paid leave of absence as long as he/she is receiving compensation or benefits under this Agreement.

         (F) EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN. The following shall apply for purposes of calculating the Employee's benefits under the FirstMerit Corporation Executive Supplemental Retirement Plan (the "Plan"):

                           (i) for purposes of calculating the Employee's Monthly Retirement Income (as defined in the SERP) under Sections 4.01 and 4.02 of the SERP and for purposes of determining the Employee's vested Monthly Retirement Income under Section 4.05 of the SERP, the Employee's Years of Service (as defined in the SERP) shall be increased by the Employee's Protection Period (as hereinafter defined);

                           (ii) for purposes of calculating the Employee's Monthly Retirement Income under Section 4.02 of the SERP, the Employee's Attained Age (as defined in the SERP) shall be increased by the Employee's Protection Period (as hereinafter defined); and

                           (iii) the Employee's Average Monthly Earnings for purposes of the SERP shall be deemed to be equal to the highest, monthly base salary earned by the Employee during the twenty-four (24) months immediately preceding the Change in Control.

The terms of this subparagraph 6(F) shall supersede any contrary provisions of the SERP and any membership agreement executed between the Company and the Employee in connection with the Employee's participation in the SERP. For purposes of this subparagraph 6(F), the Employee's Protection Period is twenty-four (24) months.

         (G) OUTPLACEMENT FEES. For a period not to exceed one (1) year after the Date of Termination, the Company will pay the reasonable expenses associated with outplacement training of the Employee by a professional placement firm and in an amount not to exceed Twenty Five Thousand Dollars ($25,000.00).

           7. OVERALL LIMITATION ON BENEFITS. Notwithstanding any provision in this Agreement to the contrary, if the compensation and benefits provided to the Employee pursuant to or under this Agreement, either alone or with other compensation and benefits received by the Employee, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), or the regulations adopted or proposed thereunder, then the compensation and benefits payable pursuant to or under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. The Employee or any other party entitled to receive the compensation or benefits hereunder may request a determination as to whether the compensation or benefits would constitute a parachute payment and, if requested, such determination shall be made by independent tax counsel selected by the Company and approved by the party requesting such determination. In the event that any reduction is required under this paragraph 7, the Company shall consult with the Employee in determining the order in which compensation and benefits shall be reduced.

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           8. LEGAL FEES. The Company shall pay all legal fees and expenses incurred by the Employee in enforcing any right or benefit provided by this Agreement.

           9. TERM OF AGREEMENT. This Agreement shall continue in effect until the earliest to occur of the following:

           (1) the last day of the twenty-fourth (24th) calendar month after the calendar month in which a Change in Control occurs; or

           (2) the date as of which the Employee is removed or resigns from his/her position as a Senior Officer of the Company unless such removal or resignation occurs after a Change in Control and is for other than Cause, Disability, Retirement or death, in the case of removal by the Company, or for Good Reason, in the case of resignation by the Employee.

In the event that the Employee becomes entitled to the compensation or benefits provided in paragraph 6 of this Agreement before an event of termination occurs as provided in this paragraph 9, such compensation and benefits shall continue for the period provided in paragraph 6 notwithstanding the occurrence of such event of termination.

           10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, provided that all notices to the Company shall be directed to the attention of the President of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

           11. MISCELLANEOUS. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the rights, duties of obligations that the Employee may have under any other written agreement with the Company. Notwithstanding the foregoing, the parties agree that this Agreement shall supersede the Prior Agreement and that the Prior Agreement is hereby rendered null and void in all respects. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

           12. VALIDITY. The validity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

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           13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

           IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the date above first written.

                                        FIRSTMERIT CORPORATION

Attest:                                 BY:
       -----------------------------       -----------------------------
                                        Name:  John R. Cochran
                                        Title:  Chairman

                                                                        COMPANY

Witness:
        -----------------------------   --------------------------------
                                        Name:

                                                                        EMPLOYEE
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